                                                                      EXHIBIT 11


                            CALCULATION OF EARNINGS
                           PER SHARE OF COMMON STOCK
                            (In thousands of shares)



                                                                       Thirteen Weeks Ended
                                                               -----------------------------------
                                                               March 30,                  March 31,
                                                                  1997                      1996
                                                               ---------                  --------
Number of shares of
Class A and Class B
common stock outstanding
at beginning of
period                                                            10,910                    11,005

Issuance of shares of
Class B common stock
(weighted), net of
forfeiture of restricted stock awards                                 15                         1

Repurchase of Class B
common stock (weighted)                                              (82)                       (9)

Unexercised stock option
equivalent shares computed under the "treasury
stock method"                                                         23                        14
                                                                  ------                    ------

Shares used in the
computation of primary
earnings per common share                                         10,866                    11,011

Adjustment to reflect fully
diluted computation (1)                                               --                        --
                                                                  ------                    ------

                                                                  10,866                    11,011
                                                                                            ------

Net income available for
common shares                                                    $47,216                   $36,740
                                                                  ------                    ------

Primary earnings per common
share                                                            $  4.35                   $  3.34
                                                                  ------                    ------

Fully diluted earnings per
common share (1)                                                 $  4.35                   $  3.34
                                                                  ------                    ------



(1) This computation is submitted although it is not required by Accounting Principles Board Opinion No. 15 since it results in dilution of less than 3 percent.